UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

Sonim Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38907	94-3336783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road Building 1, Suite 279 Austin, TX		78746
(Address of Principal Executive Offices)		(Zip Code)

(650) 378-8100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2020, Sonim Technologies, Inc. (the “Company”) entered into a Note Amendment and Debt Cancellation Agreement with B. Riley Principal Investments, LLC (“BRPI”) which amends the subordinated secured convertible promissory note dated October 23, 2017, as amended on March 20, 2018 (the “B. Riley Convertible Note”), issued by the Company to BRPI (the “Note Amendment”). BRPI is an affiliate of B. Riley Financial, Inc., a holder of more than 5% of the Company’s capital stock, and Kenny Young, a member of the Company’s board of directors, is the President of B. Riley Financial, Inc. and Chief Executive Officer of BRPI. Pursuant to the Note Amendment, the Company and BRPI have agreed, contingent upon the closing of the underwritten public offering (the “Offering”) pursuant to a registration statement Form S-1 (File No. 333-238869) (the “Form S-1”), that the Company shall repay $4 million of the outstanding indebtedness to BRPI in cash (the “B. Riley Repayment”), and the remaining principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note, after giving effect to the B. Riley Repayment, shall convert into shares of common stock to be issued to BRPI or its affiliates at the public offering price of shares of the Company’s Common Stock in the Offering, which conversion will occur immediately following the closing of the Offering and the B. Riley Repayment. In addition, the Company shall agree to file a registration statement following the closing of the Offering covering the resale of the shares of common stock issued in the B. Riley Conversion to BRPI and its affiliates.

The foregoing descriptions of the B. Riley Convertible Note and the Note Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the B. Riley Convertible Note, which was filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Note Amendment, which was filed as Exhibit 10.19 to the Form S-1.

Item 1.02	Termination of a Material Definitive Agreement.

Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On May 31, 2020, the Company’s board of directors approved an increase in the number of shares of common stock reserved for future issuance under the Company’s 2019 Equity Incentive Plan by 3,000,000 shares, subject to the closing of the Offering and approval by the Company’s stockholders (the “Plan Increase”). Other than the Plan Increase, the terms of the Company’s 2019 Equity Incentive Plan, which have been previously publicly disclosed, remain unmodified. In addition, on May 31, 2020, the Company’s board of directors approved the grant of 2,440,500 restricted stock units pursuant to the 2019 Equity Incentive Plan, as amended by the Plan Increase, all of which are subject to the closing of the Offering and 425,000 of which remain subject to approval by the Company’s stockholders. Thomas W. Wilkinson, the Company’s Chief Executive Officer, will receive 525,000 restricted stock units in the grant, all of which are subject to the closing of the Offering and 200,000 of which are also subject to approval by the Company’s stockholders as described above. Robert Tirva, the Company’s Chief Financial Officer, will receive 558,000 restricted stock units in the grant, all of which are subject to the closing of the Offering and 100,000 of which are also subject to approval by the Company’s stockholders as described above. If the Plan Increase is not approved by the Company’s stockholders before May 31, 2021, then the Plan Increase shall terminate and any awards granted out of the Plan Increase, including the foregoing restricted stock units that are subject to approval by the Company’s stockholders, shall be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc. (Registrant)

Date: June 5, 2020	By:	/s/ Robert Tirva
Robert Tirva
Chief Financial Officer